EXHIBIT 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2004 relating to the financial statements of FirstMerit Corporation which appears in FirstMerit Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

Columbus, Ohio
November 1, 2004